                              AGREEMENT AND PLAN
                                      OF
                               RECAPITALIZATION

       This AGREEMENT AND PLAN OF RECAPITALIZATION (the "Agreement") is made and entered into among DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation ("DCC"), DOBSON OPERATING CO., L.L.C., an Oklahoma limited liability company and a wholly-owned subsidiary of DCC ("DOCLLC"), DOBSON CC LIMITED PARTNERSHIP, an Oklahoma limited partnership ("DCCLP"), RUSSELL L. DOBSON, an individual ("Dobson"), J.W. CHILDS EQUITY PARTNERS II, L.P., a Delaware limited partnership ("Childs"), AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AT&T") and the holders of issued and outstanding shares of DCC's Class A Common Stock, par value $.001 per share ("Old Class A Common Stock") and Class D Preferred Stock, par value $1.00 per share ("Class D Preferred Stock") listed on Schedule A annexed hereto (the "JWC Group Stockholders" and, together with DOCLLC, DCCLP, Dobson, Childs, and AT&T, the "Stockholders").

                                   RECITALS

       1. DCC has an authorized capital consisting of 3,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), and 1,500,000 shares of common stock, par value $.001 per share ("Old Common Stock"). The following reflects the classes of DCC's Preferred Stock and Old Common Stock, including the number of shares designated for each class and the number of shares of each class outstanding at January 3, 2000.

                                                               NUMBER OF SHARES
                                                          --------------------------
                    CLASS OF STOCK                        AUTHORIZED     OUTSTANDING
                    --------------                        ----------     -----------
       Class A 5% Non-Cumulative, Non-Voting, Non-          450,000        314,286
         Convertible Preferred Stock ("Class A
         Preferred Stock")...............................
       Class D Preferred Stock...........................    90,000         75,093.7
       Class E Preferred Stock ("Class E Preferred
         Stock").........................................   517,000              0
       12 1/4% Senior Exchangeable Preferred Stock
         (12 1/4% Senior Preferred Stock)................   734,000        287,602
       13% Senior Exchangeable Preferred Stock due
         2009 ("13% Senior Preferred Stock").............   500,000        181,229
       Other Preferred Stock.............................   709,000              0
       Class A Common Stock, par value $.001 per
         share ("Old Class A Common Stock").............. 1,438,000        491,954
       Class B Common Stock, par value $.001 per
         share ("Old Class B Common Stock")..............    31,000              0


       Class C Common Stock, par value $.001 per
         share ("Class C Common Stock")..................    31,000              0


       2. DCC intends to effect an initial public offering ("IPO") of its New Class A Common Stock (defined below). In order to effect its IPO, DCC must complete a recapitalization to simplify its corporate structure to position itself for its IPO.

       3. DCC has filed a registration statement on Form S-1 with the Securities and Exchange Commission (Registration File No. 333-90759) with respect to its IPO, which HAS BEEN AMENDED BUT WHICH HAS not yet become effective (the "Registration Statement").

       4. DCC and the Stockholders have agreed to the plan of recapitalization for DCC as set forth herein to facilitate the IPO and have agreed to effect the transactions provided for herein.

                                      AGREEMENTS

       In consideration of the mutual covenants, promises, benefits and burdens herein set forth, and in order to effect the recapitalization of DCC, the parties agree as follows:

       1. CLASS A PREFERRED STOCK. DOCLLC is the beneficial owner of all of the outstanding shares of Class A Preferred Stock. DOCLLC agrees that immediately prior to the Effective Time (defined below) it will distribute all of the Class A Preferred Stock which it beneficially owns to DCC. Upon receipt of the Class A Preferred Stock, DCC shall cancel and retire all outstanding shares of its Class A Preferred Stock.

       2. CLASS D PREFERRED STOCK. Each holder of outstanding shares of Class D Preferred Stock represents that it is the beneficial owner of shares of Class D Preferred Stock. Each such holder acknowledges that pursuant to the Certificate of Designation, Preferences and Relative and Other Special Rights, and Qualifications, Limitations and Restrictions of Class D Preferred Stock, each share of Class D Preferred Stock is convertible into one share of Old Class A Common Stock and one share of DCC's Class E Preferred Stock, subject to appropriate anti-dilution adjustment as provided in the Certificate of Designation. Each such holder agrees that immediately prior to the Effective Time (defined below) it will convert each such share of Class D Preferred Stock into shares of Old Class A Common Stock and Class E Preferred Stock, as provided in the Certificate of Designation. Each such holder's execution of this Agreement constitutes the irrevocable election by the holder to convert each share of Class D Preferred Stock beneficially owned by such holder into one share of Class E Preferred Stock and one share of Old Class A Common Stock, subject to appropriate anti-dilution adjustment as provided in the Certificate of Designation to be effective and operative immediately prior to the Effective Time.

       3. AMENDMENT TO CERTIFICATE OF INCORPORATION. DCC agrees to amend and restate its Certificate of Incorporation (the "New Certificate of Incorporation") so that DCC will be authorized to issue an aggregate of 251,037,226 shares of capital stock, which shall consist of:

              A. 175 million shares of Class A Common Stock, par value $.001 per share ("New Class A Common Stock");

              B. 70 million shares of Class B Common Stock, par value $.001 per share ("New Class B Common Stock");

              C. 6 million shares of Preferred Stock, par value $1.00 per share, of which 734,000 shares shall be designated as 12 1/4% Senior Exchangeable Preferred Stock 500,000 shares shall be designated as 13% Senior Exchangeable Preferred Stock , and 40,000 shares shall be designated as Class E Preferred Stock;

              D. 4,226 shares of Class C Common Stock, par value $.001 per share ("Class C Common Stock"); and

              E. 33,000 shares of Class D Common Stock, par value $.001 per share ("New Class D Common Stock").

The form of DCC's proposed New Certificate of Incorporation, including the terms, rights, powers and preferences of DCC's authorized capital stock, is attached as Schedule B and incorporated herein by this reference.

       DCC shall file the New Certificate of Incorporation with the Secretary of State of Oklahoma so that the New Certificate of Incorporation will become effective immediately prior to the consummation of the IPO. The time that the New Certificate of Incorporation becomes effective is herein referred to as the "Effective Time."

       4. REDESIGNATION OF OLD CLASS B COMMON STOCK. The authorized shares of Old Class B Common Stock will be redesignated as New Class D Common Stock.

       5. RECLASSIFICATION OF OLD CLASS A COMMON STOCK, OLD CLASS B COMMON STOCK AND CLASS C COMMON STOCK; STOCK SPLIT. At the Effective Time, (a) each share of Old Class A Common Stock, par value $.001 per share, outstanding immediately prior to the Effective Time shall be, without further action by the Corporation or any holder thereof, changed, converted and reclassified into a number of shares of New Class B Common Stock equal to the number of shares representing a 111.44 to 1 stock split for each share (the "Class A Conversion Factor"), and each certificate then outstanding stating on its face that it represents shares of Old Class A Common Stock existing prior to the Effective Time, shall automatically represent, from and after the Effective Time, a number of shares of New Class B Common Stock equal to the number of shares on the face of the certificate of Old Class A Common Stock existing prior to the Effective Time multiplied by the Class A Conversion Factor; (b) each share of Old Class B Common Stock, par value
$.001 per share, outstanding immediately prior to the Effective Time shall be, without further action by the Corporation or any holder thereof, changed, converted and reclassified into a number of shares of newly authorized New
Class A Common Stock equal to the number of shares representing a 111.44 to 1 stock split for each share (the "Class B Conversion Factor"), and each certificate then outstanding stating on its face that it represents shares of Old Class B Common Stock existing prior to the Effective Time, shall automatically represent, from and after the Effective Time, a number of shares of New Class A Common Stock equal to the number of shares on the face of the certificate of Class A Common Stock existing prior to the Effective
Time multiplied by the Class B Conversion Factor, and (c) each share of Class
C Common Stock, par value $.001 per share, outstanding immediately prior to the Effective Time shall be, without further action by the Corporation or any holder thereof, changed, converted and reclassified into a number of shares of New Class A Common Stock equal to the number of shares representing a
11.44 to 1 stock split for each share (the "Class C Conversion Factor"), and each certificate then outstanding stating on its face that it represents shares of Class C Common Stock existing prior to the Effective Time, shall automatically represent, from and after the Effective Time, a number of shares of New Class A Common Stock equal to the number of shares on the face of the certificate of Class C Common Stock existing prior to the Effective
Time multiplied by the Conversion Factor.

       6. FRACTIONAL SHARES. In connection with the stock split described in Section 5 above, no fractional shares of Class A Common Stock or Class B Common Stock shall be issued. Instead, any fractional shares of New Class A Common Stock or New Class B Common Stock which would otherwise be issued shall be rounded to the nearest whole share.

       7. OUTSTANDING OPTIONS. DCC has heretofore reserved an aggregate of 31,000 shares of its Old Class B Common Stock and 31,000 shares of its Class C Common Stock for issuance upon the exercise of options granted and to be granted under its 1996 Stock Option Plan, as amended (the "Plan"). At the Effective Time, Old Class B Common Stock shall be redesignated as New Class D Common Stock. The aggregate number of shares of New Class D Common Stock (formerly Old Class B Common Stock) reserved for issuance under the Plan shall be 33,000 shares. The number of shares of Class C Common Stock reserved for issuance under the Plan shall be 4,226 shares.

       8. RETIREMENT OF TREASURY STOCK. Immediately prior to the Effective Time, DCC shall retire 81,198 shares of its Old Class A Common Stock currently issued but not outstanding and held as treasury stock.

       9. STOCKHOLDER ACTION. The execution and delivery of this Agreement by a Stockholder shall be deemed a waiver of a notice of a meeting of stockholders of DCC for the purpose of considering and voting on the transactions provided for herein or contemplated hereby, and shall constitute the consent of each such Stockholder to all such transactions.

       10.    MISCELLANEOUS.

              10.1 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

              10.2. CUMULATIVE REMEDIES. No failure on the part of any party to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise by any party of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

              10.3. EXPENSES. Each party agrees to pay all his, her or its expenses incurred in connection with the transaction herein contemplated, including, without limitation, all filing fees, recording costs, safekeeping fees, charges and disbursements of legal counsel.

              10.4. NOTICES. All notices, requests and demands hereunder will be served by registered or certified mail, postage prepaid, as follows:

Russell L. Dobson:                   13439 N. Broadway Extension, Suite 200
                                     Oklahoma City, Oklahoma 73114

DCC, DOCLLC, and DCCLP:              c/o Mr. Everett R. Dobson
                                     Dobson Communications Corporation
                                     13439 N. Broadway Extension, Suite 200
                                     Oklahoma City, Oklahoma 73114

With a copy to:                      McAfee & Taft A Professional Corporation
                                     10th Fl., Two Leadership Square
                                     211 North Robinson
                                     Oklahoma City, Oklahoma 73102
                                     Attn: Theodore M. Elam, Esq.

Childs:                              c/o Mr. Dana L. Schmaltz
                                     J.W. Childs Associates, L.P.
                                     One Federal Street, 21st Floor
                                     Boston, Massachusetts 02110

AT&T:                                AT&T Wireless Services, Inc.
                                     7277 164th Avenue, N.E.
                                     Redmond, Washington 98052

JWC Group Stockholders:              c/o Dana L. Schmaltz, as agent and
                                     attorney-in-fact
                                     J.W. Childs Associates, L.P.
                                     One Federal Street, 21st Floor
                                     Boston, Massachusetts  02110


or at such other address as any party hereto shall designate for such purpose in a written notice to the other parties hereto.

              10.5. CONSTRUCTION. This Agreement and the documents issued hereunder are executed and delivered as an incident to a transaction negotiated and to be performed in Oklahoma City, Oklahoma County, Oklahoma. The descriptive headings of the paragraphs of this Agreement are for convenience only and are not to be used in the construction of the content of this Agreement. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement.

              10.6. SUBMISSION TO JURISDICTION; VENUE. Each of the parties hereto hereby irrevocably: (a) submits and consents, and waives any objection to personal jurisdiction in the State of Oklahoma for the enforcement of this Agreement; and (b) waives any and all personal rights under the law of any state to object to jurisdiction in the State of Oklahoma for the purpose of litigation to enforce this Agreement.

              10.7. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

              10.8. BINDING EFFECT. This Agreement will be binding on each of the parties hereto, and his/her or its heirs, representatives, successors and assigns, and will inure to the benefit of each of the parties hereto, his, her or its heirs, representatives, successors and assigns.

              10.9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and may be amended only by written instrument executed by the parties hereto.

              10.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

       IN WITNESS WHEREOF, this instrument is executed as of January ___, 2000.


DCC:                           DOBSON COMMUNICATIONS CORPORATION


                               By
                                  Ronald L. Ripley, Vice President

DOCLLC:                        DOBSON OPERATING CO., L.L.C.


                               By
                                  Ronald L. Ripley, Assistant General Manager

DCCLP:                         DOBSON CC LIMITED PARTNERSHIP

                               By:  RLD, INC., General Partner


                               By

                                     Name:
                                     Title:

DOBSON:

                                     Russell L Dobson


CHILDS:                              J.W. CHILDS EQUITY PARTNERS II, L.P.
                                     JWC Associates, Inc., General Partner

                                     By:  J.W. CHILDS ADVISORS, II, L.P.,
                                            ITS GENERAL PARTNER

                                     By:  J.W. CHILDS ASSOCIATES, L.P., ITS
                                            GENERAL PARTNER

                                     By:  J.W. CHILDS ASSOCIATES, INC., ITS
                                            GENERAL PARTNER

                                          By
                                            --------------------------------
                                            DANA L. SCHMALTZ, VICE PRESIDENT

AT&T:                                    AT&T WIRELESS SERVICES, INC.


                                     By
                                         William W. Hague
                                         Title:
                                               ---------------------------

JWC GROUP STOCKHOLDERS:              BOCK FAMILY TRUST


                                         By
                                         John V. Bock, Jr., Trustee


                                         ------------------------------
                                         John W. Childs


                                         ------------------------------
                                         Richard S. Childs


                                         ------------------------------
                                         James E. Childs


                                         ------------------------------
                                         Timothy J. Healy


                                         ------------------------------
                                         Samuel A. Anderson


                                         ------------------------------
                                         Glenn A. Hopkins


                                         ------------------------------
                                         Jerry D. Horn


                                         ------------------------------
                                         B. Lane MacDonald


                                         ------------------------------

                                         Raymond B. Rudy


                                         ------------------------------------
                                         Dana L. Schmaltz

                                         CHECHESSE CREEK TRUST

                                         By
                                         ------------------------------------
                                         Dana L. Schmaltz, Trustee


                                         ------------------------------------
                                         Steven G. Segal

                                         SGS 1995 FAMILY LIMITED
                                         PARTNERSHIP

                                         By
                                         ------------------------------------
                                            Steven G. Segal, General Partner

                                         STEVEN G. SEGAL 1995
                                         IRREVOCABLE TRUST

                                         By
                                         ------------------------------------
                                             Steven G. Segal, Donor

                                         SGS III 1995 FAMILY LIMITED
                                         PARTNERSHIP

                                         By
                                         ------------------------------------
                                            Steven G. Segal, General Partner


                                         ------------------------------------
                                         Adam L. Suttin

                                         ADAM L. SUTTIN IRREVOCABLE

                                         FAMILY TRUST


                                         By
                                         ------------------------------------
                                             Hope Suttin, Trustee

                                         SUTTIN FAMILY TRUST II


                                         By
                                         ------------------------------------
                                             Adam L. Suttin, Trustee

                                         EUGENE SUTTIN SELF DIRECTED
                                         CUSTODIAL IRA

                                         By
                                         ------------------------------------
                                            Samuel A. Katz, Vice President,
                                            Trust Bank of _______________


                                         ------------------------------------
                                         Edward D. Yun

                                         YUN FAMILY TRUST

                                         By
                                         ------------------------------------
                                            Edward D. Yun, Trustee


                                         ------------------------------------
                                         Bob Elman


                                         ------------------------------------
                                         Edwin J. Kozlowski


                                         ------------------------------------
                                         James D. Murphy

                                         REBACLIFF, BAKER & DOBBS, LLC

                                         By
                                         ------------------------------------
                                            Michael A. Smart, Member


                                         ------------------------------------
                                         Benno C. Schmidt, Jr.


                                         ------------------------------------
                                         Mario Soussou


                                         ------------------------------------
                                         William E. Watts

                                         OFS INVESTMENT PARTNERS II

                                         By
                                         ------------------------------------
                                            Allen A. Dowds, Administrative
                                            Managing Partner

                                         *
                                         ------------------------------------
                                         Dana L. Schmaltz, as agent and
                                         attorney-in-fact for the JWC Group
                                         Stockholders under the Stockholder
                                         Appointment of Agent and Power of
                                         Attorney, and not in his individual
                                         capacity

                                 SCHEDULE A


             SHAREHOLDER

 J.W. Childs Equity Partners II, L.P.
 Bock Family Trust
 John W. Childs
 Richard S. Childs
 James E. Childs
 Samuel A. Anderson
 Timothy J. Healy
 Glenn A. Hopkins
 Jerry D. Horn
 B. Lane MacDonald
 Raymond B. Rudy
 Dana L. Schmaltz
 Chechesse Creek Trust
 Steven G. Segal
 SGS 1995 Family Limited Partnership
 Steven G. Segal 1995 Irrevocable Trust
 SGS III 1995 Family Limited Partnership
 Adam L. Suttin
 Adam L. Suttin Irrevocable Family Trust
 Suttin Family Trust II
 Eugene Suttin Self Directed Custodial IRA
 Edward D. Yun
 Yun Family Trust
 Bob Elman
 Edward J. Kozlowski
 James D. Murphy
 Rebacliff, Baker & Dobbs, L.L.C.
 Benno C. Schmidt, Jr.
 Mario Soussou
 William E. Watts
 OFS Investment Partners II